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                                                                    EXHIBIT 10.4


                               SAFECO CORPORATION

                       NONQUALIFIED STOCK OPTION CONTRACT

SAFECO Corporation ("SAFECO") hereby grants to Michael S. McGavick ("Optionee") a nonqualified option to purchase 300,000 shares of SAFECO Common Stock, subject to the SAFECO Long-Term Incentive Plan of 1997 and the following terms and conditions:

1. TERM. This option contract is effective from January 26, 2001, until the earlier of (i) the close of business ten years from such date or (ii) such other date as may apply pursuant to paragraph 8 below relating to retirement, disability, death or other termination of employment.

2. PURCHASE PRICE. Optionee may purchase the shares covered by this option contract at a price of $24.25 per share.

3.    LIMITATIONS ON EXERCISE (VESTING).

      (a) Except as otherwise provided in this Option Contract, this option will become exercisable (or, as stated herein, shall "vest") 100% on January 26, 2006, and no part of this option shall be vested before that date.

      (b) If, however, the Optionee is terminated by SAFECO without Cause, as defined in the Optionee's Employment Agreement dated as of January 26, 2001 (the "Employment Agreement") on or before January 26, 2004, or if the Optionee's employment terminates for any reason after January 26, 2004, the vesting of this option shall be accelerated as of the termination date in a percentage equivalent to the number of whole months from (and including) February 2001 to the date of termination divided by 60.

4. EXERCISE OF OPTIONS. The Optionee may exercise up to the total number of shares that have vested, subject to a minimum purchase of 10 shares at any one time. Shares that have vested may be purchased at any time until this option contract terminates. All unexercised rights will terminate upon the expiration of the option contract term.

5. METHOD OF EXERCISE. To exercise this option, in whole or in part, the Optionee shall deposit with the controller of SAFECO a written notice identifying the option by date and designating the number of shares as to which the Optionee is exercising the option, accompanied by payment in full for the number of shares being purchased.

6. EXERCISE OF RIGHTS FOLLOWING CHANGE IN CONTROL. Notwithstanding the limitations on exercise set forth in paragraph 3, in the event there is a Change in Control of SAFECO, the option shall become fully vested and exercisable immediately prior to the Change in Control and may thereafter be exercised in whole or in part at any time prior to the expiration of the term of the option provided in this option contract.

7. TRANSFERABILITY. This option shall not be subject to execution, attachment or similar process. Except as permitted by the Plan and the Compensation Committee, this option may not be assigned, pledged or transferred in any manner, by operation of law or otherwise, except by will or by the laws of descent and distribution, and during the lifetime of the Optionee, only the Optionee or the Optionee's guardian may exercise this option.

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8.    TERMINATION OF EMPLOYMENT; RETIREMENT; DISABILITY AND DEATH

      (a) In the event the Optionee ceases to be employed by SAFECO, this option may be exercised, but only to the extent exercisable on the date of termination of employment, at any time within three months following such termination of employment, except that:

            (i) If the Optionee's employment is terminated by SAFECO without Cause (as Cause is defined in the Employment Contract) on or before January 26, 2004, or if Employee's employment terminates for any reason after January 26, 2004, the vested portion of this option, as determined in accordance with paragraph 3(b), may be exercised until the earlier of one year after termination of Employee's employment and January 26, 2011.

            (ii) If the Optionee's termination of employment is on account of Retirement, then the option, to the extent exercisable at the date of termination of employment, may be exercised at any time prior to the expiration of its stated term, but in no event later than the fifth anniversary date of the Optionee's termination of employment.

            (iii) If the Optionee's termination of employment is on account of a permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code (or any successor provision), then the option, to the extent exercisable at the date of termination of employment, may be exercised at any time within one year after the date of termination or until January 26, 2011, whichever is the shorter period.

            (iv) If the Optionee's termination of employment is caused by the death of the Optionee, then the option may be exercised at any time prior to the expiration of the term stated in this option contract by the person(s) to whom the Optionee's rights pass by will or by operation of law without regard to any requirements related to continued employment or installment vesting.

            (v) If the Optionee dies following termination of employment and during the period in which the option is exercisable under subparagraph (i), (ii), (iii) or (iv) of this paragraph 8, then, to the extent the option was vested at the date of termination of employment, the option may be exercised at any time prior to the expiration of the term stated in this option contract by the person(s) to whom the Optionee's rights pass by will or by operation of law.

      (b) Any portion of the option that is not exercisable on the date of termination of the Optionee's employment shall terminate on such date, unless the Committee determines otherwise.

      (c) To the extent that the option is not exercised following termination of employment within the time periods provided in this paragraph 8, all further rights to exercise the option shall terminate.

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9.    RIGHTS AS STOCKHOLDER. Neither the Optionee nor the Optionee's legal representative, heir, legatee or distributee shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to this option until after the stock is issued.

10. PROVISIONS OF THE SAFECO LONG-TERM INCENTIVE PLAN OF 1997. This option is subject to all of the provisions of the SAFECO Long-Term Incentive Plan of 1997 and, to the extent provided in such Plan, to all constructions, interpretations, rules and regulations which may from time to time be promulgated pursuant to or in connection with the Plan. Capitalized terms not otherwise defined in this option contract shall have the meanings assigned to them in the Plan.

11.   FORFEITURE.

      (a) If, at any time within (i) one year after the exercise of any portion of this option or (ii) one year after termination of employment, whichever is the later (the "Restricted Period"), the Optionee engages in any activity harmful to SAFECO's interests or which is in competition with any of SAFECO's operations, then the Optionee's rights under this option shall terminate effective as of the date on which the Optionee commences such activity (unless terminated sooner by operation of another term or condition of this option), and any option gain realized by the Optionee from exercising all or any portion of the option during the Restricted Period shall be immediately payable to SAFECO.

      (b)   Such harmful or competitive activities include, without limitation,
            (i) engaging in conduct related to the Optionee's employment for which either criminal or civil penalties may be sought; (ii) accepting employment with or serving as a consultant, advisor or in any other capacity to any party which is in competition with any member or members of the SAFECO family of companies in any of their lines of business; (iii) disclosing or misusing any confidential information concerning the SAFECO companies; and (iv) participating in a hostile attempt to acquire control of SAFECO.

      (c) SAFECO shall have the right to reduce payment of any amounts owed to the Optionee (for wages, fringe benefits, unused vacation or any other reason except as may be prohibited by law) to the extent of any amounts owing to SAFECO by the Optionee under the foregoing forfeiture provisions.

      (d) The provisions of subparagraphs (a), (b) and (c) of this paragraph 11 shall lapse and be of no further effect upon the occurrence of a Change in Control (as defined in the Plan).

12. GOVERNING LAW. This option contract shall be governed by the laws of the State of Washington, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of the option contract to the substantive law of another jurisdiction. The Optionee and SAFECO submit to the exclusive jurisdiction and venue of the federal or state courts in King County, Washington, to resolve issues that may arise out of or relate to this option contract.

Dated:  January 26, 2001

SAFECO CORPORATION                       OPTIONEE

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By
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   Robert S. Cline                       Michael S. McGavick
   Chair, Compensation Committee

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